UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2020 (April 29, 2020)

DEAN FOODS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Reliance on SEC Relief from Filing Requirements

Dean Foods Company (“we” or the “Company”) is providing an update regarding the timing of the filing of (i) an amendment on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which will be incorporated by reference into Part III of such Annual Report on Form 10-K, and was initially required to be filed within 120 days of the Company’s fiscal year end (our “FY 2019 Form 10-K/A”), and (ii) the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 (our “Q1 2020 Form 10-Q”).

The Securities and Exchange Commission (the “SEC”) issued an Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”), which provides conditional relief to registrants subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that are unable to meet a filing deadline due to circumstances related to COVID-19.

We have experienced significant disruptions to our business and operations due to circumstances related to COVID-19. In particular, COVID-19 restrictions have limited access to our corporate offices and required our corporate personnel, including our legal and accounting staff, as well as much of the staff of our independent registered public accounting firm to work remotely. The restrictions have resulted in limited access to the Company’s financial records and data and disrupted interactions among the personnel involved in the completion of the FY 2019 Form 10-K/A and the Q1 2020 Form 10-Q, hindering the Company’s ability to gather and vet the information required to prepare and timely file the FY 2019 Form 10-K/A and slowing the Company’s completion of its quarterly financial review and the preparation of the Q1 2020 Form 10-Q. We will require additional time to prepare and finalize our FY 2019 Form 10-K/A and Q1 2020 Form 10-Q due to circumstances related to COVID-19.

Unless we are able to provide our monthly bankruptcy court filings in place of our 10-Ks and 10-Qs going forward, we expect to file our FY 2019 Form 10-K/A and Q1 2020 Form 10-Q by the extended deadlines therefor and in any event no later than 45 days after April 29, 2020 and May 15, 2020, respectively.

Risk Factors

In light of recent developments relating to the COVID-19 global pandemic, the Company is supplementing the risk factors previously disclosed in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor, which should be read in conjunction with the other risk factors presented in the Annual Report on Form 10-K:

The effect of the COVID-19 pandemic, or the perception of its effects, on our operations and the operations of our customers, could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

The World Health Organization has declared the outbreak of COVID-19, or coronavirus, which began in December 2019, a pandemic and the U.S. federal government has declared it a national emergency. Our business and operations could be materially and adversely affected by the effects of COVID-19. The global spread of COVID-19 has already created significant volatility, uncertainty and economic disruption in the markets in which we operate. Governments, public institutions, and other organizations in countries and localities where cases of COVID-19 have been detected are taking certain emergency measures to mitigate its spread, including implementing travel restrictions and closing factories, schools, public buildings, and businesses. While the full impact of this outbreak is not yet known, we are closely monitoring the spread of COVID-19 and continually assessing its potential effects on our business.

As the result of current restrictions put in place to address COVID-19, we have limited access to our corporate offices, cannot efficiently and fully access our data and records, and our corporate staff is required to work remotely, disrupting interactions among our staff, with our customers and suppliers, and with our accountants, consultants and advisors. The extent to which our results continue to be affected by COVID-19 will largely depend on future developments which cannot be accurately predicted, including the duration and scope of the pandemic, governmental and business responses to the pandemic and the impact on the global economy, our customers’ demand for our products and services, and our ability to provide our products and services, particularly as result of our employees working remotely and/or the closure of certain offices and facilities. While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020

DEAN FOODS COMPANY.

By:	/s/ Kristy N. Waterman
Kristy N. Waterman
Senior Vice President, General Counsel